EXHIBIT 10.25

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT, made and entered into as of the 23rd day of March, 2010, by and between INTERLOCKING DECK SYSTEMS INTERNATIONAL, LLC, a Pennsylvania limited liability company (hereinafter “Seller”);

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L. B. FOSTER COMPANY, a Pennsylvania corporation (hereinafter “Buyer”).

W I T N E S S E T H:

WHEREAS, Seller is engaged through its Steel Grid Deck Division in the business of the development, manufacture, fabrication, marketing, sales and/or distribution of welded and weldless steel bridge decking and other related grating products (the “Business”) primarily operating at or in connection with a facility located at and comprising 91 40th Street, Pittsburgh, Pennsylvania  15201 (the “Facility”); and

WHEREAS, Seller desires to sell to Buyer, and Buyer wishes to purchase from Seller, subject to the terms and conditions herein set forth, certain of Seller’s inventory, equipment, machinery, proprietary information and intellectual property rights relating to the Business.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth and intending to be legally bound, the parties agree as follows:

1. Assets to be Acquired

1.1.
Included Assets - At the Closing, as defined in Section 3, and subject to the terms and conditions hereinafter set forth, Seller shall grant, sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase the following property (the “Assets”), free and clear of all liens and encumbrances, subject to the exclusions in Section 1.2:

a.	Seller’s equipment, machinery, jigs, patterns, tooling, dies, and other items set forth in Schedule 11.a hereto (the “Equipment”).

b.	Seller’s raw material inventory (excluding finished inventory and work-in-progress inventory) pertaining to the Business, as set forth in Schedule 1.1.b (the “Inventory”).

c.
Seller’s proprietary information relating to the Business (“Proprietary Information”), including, without limitation, trade secrets, know-how, designs, drawings, vendor lists, manufacturing documentation and processes, blueprints, licenses, certain books and records, project lists and customer lists.  A list of such Proprietary Information is set forth in Schedule 1.1.c; provided, however, that Seller shall be entitled to make and keep a copy of the foregoing at its expense.

d.	Seller’s computer programs, software (to the extent transferable), telephone and fax numbers and the website primarily utilized in or in association with the Business and identified in Schedule 1.1.d.

e.
Seller’s rights to or interest in the names “Interlocking Deck Systems International”, “IDSI” and “IDSI Fabrication & Machining”, together with all trade names, and trade logos of Seller associated therewith.

f.	Any and all goodwill and going concern value with respect to the Business associated with the foregoing.

1.2.
Excluded Assets - Other than the Assets, Seller shall not sell, transfer, assign, convey, set over or deliver to Buyer any of its right, title to or interest in or to any of its other assets, rights, obligations or properties (collectively the “Excluded Assets”). The Excluded Assets are not part of the transactions contemplated hereby and remain the assets and properties of Seller and except as otherwise set forth in this Agreement, Seller may take, or cause to be taken, any action with respect to the Excluded Assets.  For purposes of this Agreement, the Excluded Assets shall not include the Assets expressly identified in Section 1.1, and shall include, without limitation, the following:

a.
Any of Seller’s cash or cash equivalents, short term investments, bank accounts, prepaid assets, notes, accounts receivable, finished inventory, work-in-progress inventory, equipment not identified on Schedule 1.1.a, purchase orders, contracts, leases, employees, facilities, permits, insurance policies and rights thereunder used or held for use in the Business; and

b.
any and all assets, rights, obligations and properties of Seller not used or held for use or disposition in connection with the Business, including those assets of Seller used in connection with any of Seller’s other businesses.

1.3.
Seller’s Liabilities - Except as otherwise expressly set forth in this Agreement, Buyer shall not assume any of Seller’s liabilities whatsoever.  Without limiting the generality of Buyer’s non-assumption of liabilities, Seller’s retained liabilities (the “Excluded Liabilities”), without limitation, shall include:

a.
Any costs, liabilities, expenses or obligations of Seller arising out of, being attributable to or occurring in connection with, the sale herein contemplated (including, but not limited to, any counsel fees, accountant fees, sales taxes, brokers’ or finders’ fees or liabilities attributable to non-compliance with the bulk sales or similar act.

b.	Any federal, state or local taxes imposed on Seller by reason of the sale of the Assets pursuant to this Agreement.

c.	Any federal, state or local taxes of Seller, whether current or deferred.

d.	Any costs, expenses, obligations, debts or liabilities (fixed or contingent, known or unknown) incurred by Seller prior to or after the Closing Date.

e.
Any liabilities (fixed or contingent, known or unknown) whether for damage to persons or property otherwise arising out of, being attributable to or occurring in connection with the conduct of the Business by Seller, including, but not limited to, liabilities arising out of, being attributable to or occurring in connection with: (i) products manufactured, distributed or sold by Seller, or services provided by Seller, or claimed defects in or warranty claims respecting the same; or (ii) any violation of any laws, rules, regulations and orders (including, without limitation, any zoning, use, pollution, environmental, sanitation, safety or health laws, rules, regulations and orders) occurring, arising or resulting from the acts of Seller.

f.
Any liability or obligation to any present or past employee of Seller, including, without limitation, any obligation arising from or related to any collective bargaining agreement any accrued vacation or sick leave pay, any liability obligation under The Worker Adjustment and Retraining Notification Act or state law analogues (collectively, “WARN”), severance pay, unreimbursed employee expense or liability or obligation under any employee benefit plan subject to “ERISA” which was or is established or maintained by Seller, any former or existing subsidiary or affiliate of Seller or any member of the “Controlled Group” (as defined in Section 1563 of the Internal Revenue Code) of which Seller or any such affiliate or subsidiary are or have been a member.

g.
Any and all environmental liabilities, of whatever kind or nature whatsoever associated with or arising from Seller’ activities or the condition of the Facility or the presence of any solid waste, hazardous waste or other contaminants on or about, surrounding or below the Facility.

h.	Any other liabilities or obligations of Seller which are not expressly assumed by Buyer.

1.4.
Purchase Price - The purchase price for the Assets shall be Six Million Nine Hundred Seventy Thousand Dollars ($6,970,000) (“Purchase Price”) (subject to the Purchase Price Adjustment set forth in Section 1.5) payable as follows:

a.	Fifty Thousand Dollars ($50,000) has been paid by Buyer to Seller prior to the Closing pursuant to that certain Term Sheet, dated March 12, 2010, by and between Seller and Buyer.

b.
Four Million Nine Hundred Seventy Thousand Dollars ($4,970,000) shall be paid to Seller by Buyer by wire transfer of immediately available funds to the account designated by Seller on Schedule 1.4.a at Closing (the “Closing Cash”); and

c.
One Million Nine Hundred Fifty Thousand Dollars ($1,950,000) shall be paid to Seller by Buyer in the form of a non-interest bearing promissory note (“Promissory Note”) in the form attached hereto as Exhibit A, subject to such reductions and offsets as are set forth in such Promissory Note.

1.5.	Purchase Price Adjustment

a.	Preliminary Inventory Valuation – An estimate of the value of the Inventory (the “Preliminary Inventory Amount”) has been agreed to by the parties and is attached hereto as Schedule 1.5.a.

b.
Final Valuation - Seller and Buyer shall, within ninety-six (96) hours after the Closing Date, perform a physical count of the Inventory.  To the extent that the value of the Inventory determined pursuant to such physical count (the “Inventory Value”) is less than Preliminary Inventory Amount, Seller shall promptly pay to Buyer dollar for dollar the amount by which such deficit is more than $50,000 (the “Purchase Price Adjustment”), provided, however, that to the extent that any deficit is attributable to any intentional acts of Seller that diminishes or depletes the Inventory Value, Seller shall be responsible on a dollar for dollar basis for any such deficit.  For the avoidance of doubt, if any such deficit is $50,000 or less, no Purchase Price Adjustment shall be made.  The Inventory shall be valued in accordance with the methods reflected or otherwise set forth in Schedule 1.5.a.

c.
Dispute Resolution - In the event the parties do not agree on the Inventory Value, within the ten (10) business days following the day on which the physical inventory was performed, the parties shall select a mutually agreed upon public accounting firm (the “Accounting Firm”) to review the Inventory Value and determine what the proper Inventory Value should be, based on the method and values mutually agreed upon under Schedule 1.5.a, and the actual physical count of Inventory as determined above in Section 1.5.a.  The determination of the Accounting Firm shall be the final and binding determination of the Inventory Value.  The Accounting Firm shall attempt to make its determination within thirty (30) days and once made shall promptly communicate its determination to both Buyer and Seller.  These outlined procedures shall constitute the exclusive method for resolving any such dispute regarding the Inventory Value.  Buyer and Seller shall equally share the cost of the Accounting Firm.

2. Transfer and Assignment of Assets; Allocation

2.1.
Instruments of Conveyance and Transfer - The conveyance, transfer, assignment and delivery of the Assets shall be effected by Seller’s execution and delivery to Buyer, on the Closing Date, of a bill of sale in the form attached hereto as Exhibit B (the “Bill of Sale”), together with such other bills of sale, endorsements, assignments and other instruments of transfer and conveyance in form and substance sufficient to vest in Buyer’s full title and interest in and to the Assets, free of all liens, transferred under this Agreement and as shall reasonably be required by Buyer or its counsel.

2.2.
Further Assurances - Seller agrees that, at any time and from time to time on and after the Closing Date, it will, upon the request of Buyer and without further consideration, take any and all steps reasonably necessary to place Buyer in possession and operating control of the Assets, and will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be reasonably required in order fully to transfer, assign, convey, grant, assure and confirm to Buyer, or to aid and assist in the collection of or reducing to possession by Buyer of all of the Assets, or to vest in Buyer good, valid and marketable title to such Assets.

2.3.
Allocation - Buyer and Seller agree to allocate the Purchase Price among the Assets for all purposes in accordance with Schedule 2.3.  Seller will not file any tax return or other document with, or make any statement or declaration to, any governmental entity that is inconsistent with such allocation.

3. Closing Date and Time - The closing of the transactions provided for herein (the “Closing”) shall take place at 10:00 a.m. local time on March 23, 2010 at the offices of Buyer or at such other time and place as the parties hereto may mutually agree provided that any party may participate remotely by electronic delivery of documents and/or funds.  The date on which the Closing occurs is referred to herein as the “Closing Date”.

4. Representations and Warranties of Seller

Seller represents and warrants to Buyer as follows:

4.1.
Organization and Standing - Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.  Seller has full power and authority to sell, transfer and convey the Assets, own, operate and lease the businesses and Assets owned, operated and leased by it, to carry on the business as now being conducted by it, to enter into this Agreement and to perform all of its obligations hereunder.

4.2.	Authority

a.
The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Seller.  This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms.  Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with or fulfillment of the terms and provisions hereof, will (i) conflict with or result in a breach or violation of any of the terms, conditions or provisions of the governance documents of Seller; or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller, the Assets or the Business which breach, violation, conflict or default would have a material adverse effect on the Assets or would prevent Seller from performing its obligations hereunder.

b.
No consent, approval, or authorization of, or filing or registration with, any governmental or regulatory authority is required to be obtained by Seller in connection with the execution and delivery of this Agreement or by the consummation of transactions contemplated hereby.  The execution, delivery and performance of Seller’s obligations hereunder and the sale and transfer of the Assets to Buyer pursuant to this Agreement does not and shall not require the consent of any third-party.

4.3.
Title to Assets, Absence of Liens and Encumbrances - As of the Closing Date, Seller shall transfer and convey to Buyer, good and valid title to all of the Assets, in each case free and clear of all liens, charges, security interests or other encumbrances of any nature whatsoever.

4.4.	Intellectual Property Rights

a.
Schedule 4.4 sets forth with respect to the Business and the Assets:  (i) all patents, trademarks, trade names, copyrights and servicemarks, and all registrations therefore unexpired as of the date hereof, and all applications pending therefore on said date which are of material importance to the Business; and (ii) all licenses granted by or to Seller and all other agreements to which Seller is a party which relate, in whole or in part, to any of the foregoing or to other proprietary rights included in the Assets.

b.
Except as disclosed in Schedule 4.4 Seller has not been notified of any claim, or otherwise has reason to believe, that any of such rights are not valid and enforceable in accordance with its terms for the periods stated therein, or that there is any existing default or event of default with respect to such rights.

4.5.
Litigation - There are no actions, suits, proceedings, claims, investigations or examinations pending or, to the knowledge of Seller, threatened which relate to the Assets, or which question the validity or seek to prevent the consummation of this Agreement or the transactions contemplated hereby, whether at law or in equity, before or by any federal, state or local court or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

4.6.	Inventories - All Inventory is in good and useable condition and of U.S. origin with proper material certifications.

4.7.
No Defaults - Seller is not in violation of or in default with respect to any contract, agreement, lease, mortgage or other instrument, or any covenant or restriction or any law, rule, regulation, order, writ or decree of any court or of any governmental department, commission, board, bureau, agency or instrumentality, federal, state, local, domestic or foreign, which violation or default would have a material adverse effect on the Assets or would prevent Seller from performing its obligations hereunder, and there has not occurred any event which, with notice or lapse of time or both, would constitute such a violation or default.

4.8.
Brokers - Seller has not engaged or authorized any broker, finder, investment banker or other third-party to act on its behalf, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, and has not consented to or acquiesced in anyone’s so acting, or knows of any claim for compensation for so acting or of any basis for such a claim.

4.9.
Compliance with Applicable Law - The Business as currently conducted by Seller does not violate or infringe upon any, and is in compliance with all, domestic or foreign laws, statutes, ordinances or regulations or any right or patent, trademark, trade name, copyright, know-how or other proprietary right of third parties, the violation or infringement of which would have a material adverse effect on the Assets.

4.10.
Condition of Equipment - The Equipment is in good operating and useable condition and is as described in Schedule 1.1.a in all material respects.  Except as expressly set forth in this Section 4.10, Seller makes no warranty as to fitness for a particular purpose or any other warranty with respect to the equipment.

5. Representations and Warranties of Buyer

Buyer hereby represents and warrants to Seller as follows:

5.1.
Organization and Standing - Buyer is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania.  Buyer has full corporate power and authority to acquire, own, lease and operate the Assets to be conveyed to it, to carry on the Business, to enter into this Agreement and to perform all of its obligations hereunder.

5.2.	Authority

a.
The execution and delivery by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.  Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with or fulfillment of the terms and provisions hereof, will (i) conflict with or result in a breach or violation of any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of Buyer; or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its assets or properties, which breach, violation, conflict or default would have a material adverse effect on Buyer.

b.
No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority is required to be obtained by Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

5.3.
Litigation - There are no actions, suits, proceedings, claims, investigations or examinations pending or, to the knowledge of Buyer, threatened which seek to prevent the consummation of this Agreement or the transactions contemplated hereby, whether at law or in equity, before or by any federal, state or local court or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

5.4.
Brokers - Buyer has not engaged or authorized any broker, finder, investment banker or other third-party to act on its behalf, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, nor has it consented to or acquiesced in anyone’s so acting, or knows of any claim for compensation for so acting or of any basis for such a claim.

6. Transition Period; Delivery of the Assets

6.1.
Transition Period - From the Closing Date until September 1, 2010 (the “Transition Period”), the parties acknowledge and agree that Seller will retain the use of certain Equipment to allow Seller to fulfill backlog orders of the Business as set forth in Schedule 6.1 (the “Backlog”) and Existing Bids (as set forth in Section 6.2 below). Seller shall cooperate with Buyer in making the Equipment ready for transfer, to the extent necessary to enable Buyer to obtain physical possession on or before the expiration of the Transition Period.  Notwithstanding the foregoing, the Transition Period may be extended (with reasonable compensation payable to Buyer) as mutually agreed upon in writing by the parties, as determined in good faith to allow Seller to fulfill the Backlog while allowing Buyer to satisfy Buyer's needs for and/or requirements related to the Equipment

6.2.	Existing Bids; Right of First Refusal

a.	In connection with the Business, Seller has made certain bids to customers (the “Existing Bids”) as set forth in Schedule 6.2 which Seller may not have the capacity to complete post-closing.

b.
Promptly following the Closing, Seller shall make good faith reasonable efforts to, as may be directed by Buyer, cancel any Existing Bids, to the extent such Existing Bids can be cancelled without breach or exposing Seller to liability for breach, promptly following the Closing.

c.
In the event that Seller receives an order during the Transition Period relating to an Existing Bid, Seller shall be permitted to accept and fulfill such related order, provided that (a) Seller can reasonably fulfill the order during the Transition Period and (b) Seller first offers Buyer a ten (10) day option to assume and fulfill the order at Seller’s quoted price.

6.3.	Conduct of Seller During the Transition Period

a.
Seller shall affect the wind down of its operations relating to the Business in a reasonable manner to ensure that the Equipment to be delivered to Buyer at the end of the Transition Period will be in materially the same condition as on the Closing Date, subject to ordinary wear and tear.

b.	Except with the prior written consent of Buyer, Seller shall not during the Transition Period:

(i)	mortgage, pledge or subject to any lien, security interest or encumbrance, any of the Assets;

(ii)	sell, assign, transfer, lease or otherwise dispose of any of the Assets;

(iii)	grant any rights under any concessions, leases, licenses, or other rights relating to the Assets; or

(iv)	agree to commit to do any of the foregoing.

c.	Except as otherwise permitted by this Agreement or with the prior written consent of Buyer, during the Transition Period, Seller shall:

(i)
maintain in force all existing casualty and liability insurance policies and fidelity bonds relating to the Assets or the Business, or policies or bonds providing substantially the same coverage with respect to the Equipment;

(ii)	advise Buyer in writing of any material adverse change in or to the Equipment;

(iii)	maintain the Equipment in its current condition, reasonable wear and tear excepted, consistent with reasonable commercial industry practices and standards for the care of such Equipment; and

(iv)	pay creditors in accordance with normal practices and in the ordinary course of business.

6.4.
Risk of Loss - Seller shall retain all risk and be liable for any damage, loss, destruction or deterioration of the Equipment (other than ordinary wear and tear) until physical delivery of the Equipment is made to Buyer or its agents pursuant to the Agreement, with such delivery not occurring until after the Transition Period, unless otherwise mutually agreed upon in writing by the parties.  Without limitation on any other remedies which Buyer may have, if any Equipment is damaged or destroyed while still in the possession of Seller, Seller agrees either to (a) promptly repair or replace such Equipment or to (b) promptly reimburse Buyer for the replacement value of any such Equipment (after giving due consideration for the age, condition and depreciation of such Equipment) which is damaged, lost, destroyed or deteriorated (other than ordinary wear and tear) during the Transition Period.

6.5.	Insurance - As of the Closing Date, Seller shall cause Seller’s insurers to name Buyer as an additional insured under applicable Seller liability insurance policies with regard to the Equipment.

6.6.	WARN – Seller shall fully comply with all notification and other requirements under WARN to the extent applicable.

7. Additional Covenants of Seller

7.1.	Restrictions on Seller’s Business

a.
Non-Competition - For a period of sixty (60) months after the Closing Date, as long as no default beyond any applicable cure period exists under Buyer’s obligations under the Promissory Note, Seller agrees not to, anywhere in the United States of America or anywhere else Seller has sold products related to the Business in the last  sixty (60) months (the “Territory”), unless acting for Buyer or any of Buyer’s affiliates or in accordance with Buyer’s prior written consent:  directly or indirectly own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, principal, agent, representative, consultant, investor, owner, partner, manager, joint venture or otherwise with, or permit his or her name to be used by or in connection with, any business or enterprise engaged anywhere in the Territory that is involved in the Business.

b.
Exceptions to Non-Competition - Notwithstanding anything to the contrary in Section 7.1.a above, the parties agree that nothing contained in this Section 7.1 shall in any manner (i) prohibit the completion of the Backlog or fulfilling Existing Bids as set forth in Section 6; (ii) prohibit the ownership or acquisition by Seller or its subsidiaries of ten percent (10%) or less of the outstanding voting securities of any publicly-held corporation or other business enterprise; and (iii) restrict Seller from satisfying, directly or indirectly, any rework, warranty or similar obligations in connection with the Backlog or contracts completed prior to closing.

c.
Remedies - Seller acknowledges that (i) the provisions of this Section 7.1 are reasonable and necessary to protect the legitimate interests of Buyer, (ii) any violation of this Section 7.1 may result in irreparable injury to Buyer for which damages at law may not be reasonable or adequate compensation to Buyer for a violation of this Section 7.1 and (iii) Buyer and its successors shall be entitled to have the provisions of this Section 7.1 specifically enforced by injunctive relief without the necessity of posting bond or other security.  In the event that the provisions of this Section 7.1 should ever be deemed to exceed the time, geographic, product or any other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum permitted by applicable law.

7.2.	Seller’s Name

a.
Use of Names - Seller agrees that from and after the Closing Date, neither it nor any of its affiliates shall directly or indirectly own, manage, operate, control or otherwise participate in any business using Seller’s name or any variant thereof and that none of them will license, grant, transfer or otherwise authorize or encourage the use of such name or any variant thereof.  Within twenty (20) days after Closing, Seller shall have caused its certificate of organization, any fictitious name registrations or other similar filings to be amended to show Seller’s new name and so as to eliminate any public filing which indicates that Seller may do business under the name “Interlocking Deck Systems”, any variants thereof or any other name which may cause confusion if used by Seller after the Closing.

b.
Exceptions - Notwithstanding the above, Buyer shall provide to Seller a limited license to use its pre-closing name solely for the purpose of managing and resolving (i) the Backlog and fulfilling Existing Bids as set forth in Section 6; and/or (ii) any claims or liabilities, including that may hereafter arise which relate to the Business prior to the Closing Date.

c.
Remedies - Without limiting the right of Buyer to pursue all other legal remedies, Seller agrees that damages at law may not be reasonable or adequate compensation to Buyer for a violation of this Section 7.2 and that Buyer shall be entitled to injunctive relief to prevent violation or continuing violation thereof without the necessity of posting bond or other security.  It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 7.2, any term, restriction, covenant or promise in this Section 7.2 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

8. Post-Closing Use of Facility

a.
During the Transition Period and for a reasonable period of time thereafter (not to exceed ninety (90) days), Seller shall give Buyer reasonable access and use of the Facility during normal business hours for the purposes of providing access to the Assets and Seller shall not interfere with such rights nor permit any third person to interfere with such rights.  Buyer shall be responsible for repairing any damage to the Facility caused by Buyer’s activities, but shall not be responsible for any pre-existing conditions or for any damages that are the foreseeable consequence of the workmanlike dismantling and/or removal of the Equipment or Inventory or any damages attributable to the acts or omissions of Seller or its employees.

b.	Buyer may utilize its own work force or independent contractors to perform the dismantling, removing, or loading of the Assets from the Facility as described above.

c.
Buyer shall have applicable insurance coverages in place prior to commencing work at the Facility to cover any and all claims, damages, liabilities or losses normally insured under similar circumstances including required workers compensation coverage. Buyer’s insurance requirements shall also apply and be applicable to any third-party Buyer may bring to the Facility, including its agents, contractors and auctioneers.  Buyer shall provide Seller evidence of such insurance upon request.  Seller shall indemnify and hold harmless Buyer form and against any and all claims, liabilities and attorneys’ fees arising from or attributable to (i) personal injuries sustained by Seller’s employees (unless caused by Buyer’s negligence or willful misconduct); and (ii) any and all personal or property damages attributable to the negligent acts or omissions of Seller’s employees or contractors.

d.
If Buyer desires to sublease the Facility during or following the Transition Period, Seller agrees to negotiate in good faith a sublease with Buyer for a term no less than two (2) years (plus a one-year extension option) on substantially the same financial terms under which Seller leases the Facility as mutually agreed by the parties, subject to any required landlord consent.

9. Closing Deliveries

9.1.	Seller Deliverables - Upon the terms contained herein, Seller has delivered or caused to be delivered, to Buyer the following as of the Closing Date:

a.	The Bill of Sale, duly executed by Seller;

b.
A duly executed pay-off letter and release from Dollar Bank, Federal Savings Bank (“Dollar Bank”), stating that the amount required to fully satisfy any outstanding amounts of indebtedness of Seller to Dollar Bank, and, releasing any related liens with respect to the Assets as of or prior to the Closing Date upon Buyer’s payment of the Closing Cash amount pursuant to Section 9.2.a, in a form reasonably satisfactory to Buyer;

c.
A duly executed non-compete and confidentiality agreement from each of Alexander J. Simakas, Edward D. Coholich, Jr. and William S. Teets, in the form attached hereto as Exhibit C (each, a “Non-Competition Agreement” and collectively, the “Non-Competition Agreements”);

d.
A transition agreement providing for Seller’s use and/or consumption of a portion of the Inventory and the use of the Equipment subsequent to the Closing, duly executed by Seller in the form attached hereto as Exhibit D (the “Transition Agreement);

e.	All other consents, filings, documents, certificates and instruments as Buyer shall reasonably request to give effect to the transactions contemplated hereby.

9.2.	Buyer Deliverables - Upon the terms contained herein, Buyer has delivered to Seller the following as of the Closing Date:

a.	The Closing Cash by wire transfer pursuant to Section 1.4.a;

b.	The Promissory Note, duly executed by Buyer;

c.	Counterpart signature pages to the Non-Competition Agreements duly executed by Buyer;

d.	The Transition Agreement, duly executed by Buyer; and

e.	All other consents, filings, documents, certificates and instruments as Seller shall reasonably request to give effect to the transactions contemplated hereby.

10. Bulk Sales Law - Buyer and Seller agree that Seller need not comply with the provisions of any bulk sales law, of any state, or any similar statute, if and to the extent applicable to the transactions contemplated by this Agreement.  Seller agree to indemnify and hold Buyer harmless from and against any and all claims, liabilities, damages, expenses and attorneys’ fees arising from failure to comply with any bulk sales act or similar law.

11. Return of Funds; Assistance - In the event Seller receives funds subsequent to the Closing which belong to Buyer, Seller shall cause such funds to be delivered to Buyer within seventy-two (72) hours after Seller initially received such funds.  In the event Buyer should receive funds subsequent to the Closing which belong to Seller, Buyer shall cause such funds to be delivered to Seller within seventy-two (72) hours after Buyer initially received such funds.

12. Survival of Representations, Warranties, Covenants and Agreements - All representations and warranties of the parties hereto contained in this Agreement or made pursuant hereto shall survive for eighteen (18) months following the Closing and shall thereafter terminate except as to matters to which a party shall have given written notice of any claim within such period; provided, however, no limitation shall exist with respect to the representations in Section 4.3.  Except as otherwise provided in this Agreement, the covenants and agreements of the parties hereto shall remain in full force for twenty-six (26) months following the Closing and shall terminate thereafter except as to covenants that expressly survive such period by their terms; provided, however, no limitation shall exist with respect to Excluded Liabilities.

13. Indemnification

13.1.
Indemnification by Seller - Subject to the terms and conditions of this Section 13, Seller hereby agrees to indemnify and save harmless Buyer, its directors, officers, employees and its affiliates from, against, for and in respect of:

a.
Any and all liabilities, obligations or claims, whether absolute, accrued, contingent or otherwise and whether a contractual, statutory, tax or any other type of liability, obligation or claim (including, without limitation, all reasonable costs and expenses, including reasonable attorney’s fees) (collectively, “Losses”) suffered, sustained, incurred or required to be paid by Buyer or its affiliates and arising from or relating to Seller’s Business prior to the Closing Date or Seller’s use or possession of the Assets whether prior to or subsequent to the Closing Date;

b.	Losses suffered, sustained, incurred or required to be paid by Buyer or any of its affiliates arising out of Excluded Liabilities;

c.
Any Losses suffered, sustained, incurred or required to be paid by Buyer or any of its affiliates because of the untruth, inaccuracy or breach of any representation, warranty, covenant or agreement of Seller contained in or made pursuant to this Agreement as of the Closing; and

d.
Up to 75% of any Losses suffered, sustained, incurred or required to be paid by Buyer or its affiliates (i) arising out of or related to any decision or action by a governmental or regulatory agency regarding the transactions contemplated by this Agreement or (ii) arising out of or related to the fulfillment of the Backlog or the Existing Bids in Schedule 6.1 or Schedule 6.2 respectively; provided, however, that the exclusive remedy under this Section 13.1.d shall be for Buyer to exercise its right of off-set with respect to the Nine Hundred Fifty Thousand Dollars ($950,000) otherwise owed on the second anniversary of the Promissory Note; provided, further, that Seller shall have no indemnification obligation under this Section 13.1.d to the extent that any such Losses exclusively are attributable to the willful and knowing misconduct or gross negligence of Buyer after the Closing.  For the avoidance of doubt, the limitations on indemnification set forth in Section 13.5 shall apply to Seller’s indemnification obligations under this Section 13.1.d.

13.2.
Indemnification by Buyer - Subject to the terms and conditions of this Section 13, Buyer hereby agrees to indemnify and save harmless Seller, its directors, officers, employees and its affiliates from, against, for and in respect of:

a.
Any and all Losses suffered, sustained, incurred or required to be paid by Seller or any of its affiliates (i) because of the untruth, inaccuracy or breach of any representation, warranty, covenant or agreement of Buyer contained in or made pursuant to this Agreement as of the Closing; and

b.
Any and all Losses suffered, sustained, incurred or required to be paid by Buyer to the extent arising (other than from Excluded Liabilities) from Buyer’s use of the Assets, excluding any Losses of the kind arising under Section 13.1.d.

13.3.
Procedure for Indemnification with Respect to Third-Party Claims - The obligations and liabilities of any party against which indemnification is sought (“Indemnifying Party”) hereunder with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

a.
Any party seeking indemnification hereunder (“Indemnified Party”) agrees to give prompt written notice to any Indemnifying Party of any claim by a third-party which might give rise to a claim based on the indemnity agreements contained in Sections 13.1 and 13.2 hereof, stating the nature and basis of said claim and the amount thereof, to the extent known.  The Indemnifying Party shall satisfy its obligation to indemnify the Indemnified Party under this Section 13 within thirty (30) days after receipt of the foregoing notice unless the Indemnifying Party shall have elected to defend in good faith such claim as provided in subsection (b) hereof.  Notwithstanding the foregoing, the Buyer may exercise its right of off-set under the Promissory Note after providing Seller with ten (10) days prior written notice.

b.
In the event the Indemnified Party shall notify the Indemnifying Party of any claim pursuant to subsection (a) hereof, the Indemnifying Party shall have the right to elect to defend such claim (including all actions, suits, proceeding and all proceedings on appeal or for review which counsel deem appropriate) with counsel reasonably satisfactory to the Indemnified Party by written notice to the Indemnified Party within thirty (30) days after receipt of such notice.  The Indemnified Party shall make available to the Indemnifying Party and its attorneys and accountants all books and records of the Indemnified Party relating to such proceedings or litigation, and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

c.	So long as the Indemnifying Party is defending in good faith any such claim, the Indemnified Party shall not compromise or settle such claim, without the written consent of the Indemnifying Party.

13.4.
Procedure for Claims by Buyer or Seller - In the event that Buyer or Seller shall seek indemnification hereunder by the other with respect to any claims (other than by third parties), the party seeking indemnification shall give prompt written notice of such claim, stating the nature and basis of said claim and the amount thereof, to the extent known.  Within thirty (30) days after receipt of such notice, the other party shall either pay the amount of such claim or set forth in writing any dispute with respect to such claim.

13.5.	Limitations on Indemnification

a.
The indemnification obligations under this Section 13 shall be inapplicable until the aggregate amount of Losses suffered or sustained by an Indemnified Party exceeds in the aggregate Seventy Thousand Dollars ($70,000).

b.	An Indemnifying Party shall have no further indemnity obligations under this Section 13 once the aggregate of all losses paid by it equals Two Million Dollars ($2,000,000).

c.
An Indemnifying Party’s indemnity obligations under this Section 13 shall be reduced to the extent that the Indemnified Party had a reasonable opportunity, but failed, in good faith to use commercially reasonable efforts to recover under a policy of insurance or under a contractual right of set-off or indemnity.

d.
The above limitations on indemnification shall not, however, be applicable to the following:  (i) the determination of the Purchase Price Adjustment pursuant to Section 1.5; (ii) the representations of Seller set forth in Section 4.3 (Title to Assets; Absence of Liens and Encumbrances); (iii) obligations of Seller under Section 7 (Additional Covenants of Seller); (iv) obligations of the parties under Section 8 (Post-Closing Use of Facility); (v) the obligation to return funds to Seller or Buyer pursuant to Section 11 hereof or (vi) obligations of Buyer under the Promissory Note.

13.6.
Insurance Offset - If the amount of any indemnifiable Losses, at any time following the payment of an indemnification obligation, is offset or reduced by the payment of any insurance proceeds, the amount of such insurance proceeds, less any costs, expenses, premiums or taxes incurred in connection therewith shall be promptly repaid to the Indemnifying Party.

13.7.
Exclusivity - To the extent permitted by law and except as provided in Section 1.5, (Purchase Price Adjustment) and Section 7 (Additional Covenants of Seller) or with respect to claims for fraud or willful misconduct, the indemnities set forth in this Section 13 and the Buyer's right to off-set against payments due under the Promissory Note as set forth in the Promissory Note, shall be the exclusive remedies of Buyer for any inaccuracy in any representation or warranty, misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement.

14. Expenses - Each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof, and the consummation of the transactions contemplated hereby.

15. Notices - All notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by telex, telegram, telecopy or personally, or five (5) days after mailing if sent by registered or certified mail, postage prepaid, addressed as follows:

If to Buyer:

L. B. Foster Company

415 Holiday Drive

Pittsburgh, PA  15220

Attention:  Chief Executive Officer

With a copy to:

L. B. Foster Company

415 Holiday Drive

Pittsburgh, PA  15220

Attention:  General Counsel

If to Seller:

Interlocking Deck Systems International, LLC

115 41st Street

Pittsburgh, PA 15201

Attention:  Alexander J. Simakas

With a copy (which shall not constitute notice) to:

McGuireWoods LLP

625 Liberty Avenue

Dominion Tower, 23rd Floor

Pittsburgh, PA 15222

Attention:  Scott E. Westwood, Esquire

16. Entire Agreement; Amendments - This Agreement (together with the Exhibits, the Schedules and the other documents delivered pursuant hereto) contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or intents between or among any of the parties hereto.  The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement.

17. Interpretation - Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set for verbatim herein.  Words of number may be read as singular or plural, as required by context. The authorship of this Agreement shall be irrelevant to its interpretation.

18. Waivers - Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof.  The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision.  No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

19. Partial Invalidity - Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

20. Successor and Assigns - This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.  The successors and permitted assigns hereunder shall include, without limitation, in the case of Buyer, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise) or any subsequent purchaser of any of the Assets.  Nothing in this Agreement expressed or implied is intended or shall be construed to confer upon any person other than the parties and successors and assigns permitted by this Section 20 any right, remedy or claim under or by reason of this Agreement.

21. Execution in Counterparts - This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to each of Seller and Buyer.  A facsimile signature shall be deemed an equivalent to an original for each and every counterpart.

22. Third-Party Beneficiaries - Nothing in this Agreement, expressed or implied, is intended to confer upon Seller’s employees, former employees, collective bargaining representatives, job applicants, any association or group of such persons any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, without limitation, any rights of employment.

23. Governing law - This Agreement shall be governed by, and construed in accordance with, the law of the Commonwealth of Pennsylvania applicable to contracts to be carried out wholly within such Commonwealth, without regard to its provisions of conflict of laws.

(Signatures appear on the following page)

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed and delivered this Agreement as of the date first above written.

                                                                Buyer:

ATTEST:                                                                           L. B. FOSTER COMPANY

/s/ David L. Voltz______________                                                 By:          /s/ Donald L. Foster____________

Name:     Donald L. Foster_______________

Title:	Senior Vice President-Construction Products

Seller:

WITNESS:                                                                           INTERLOCKING DECK SYSTEMS
                                                                                              INTERNATIONAL, LLC.

/s/ Gary S. Regan______________                                                  By:           /s/ Alexander J. Simakas________

Name:        Alexander J. Simakas___________

Title:          Chief Executive Office__________

EXHIBIT A

FORM OF PROMISSORY NOTE

[form attached]

EXHIBIT B

FORM OF BILL OF SALE

[form attached]

EXHIBIT C

FORM OF NON-COMPETITION AGREEMENT

[form attached]

EXHIBIT D

FORM OF TRANSITION AGREEMENT

[form attached]

EXHIBIT A

FORM OF

PROMISSORY NOTE

US $1,950,000                                                                                                                                                                                        Pittsburgh, Pennsylvania
                                                                March 23, 2010

FOR VALUE RECEIVED, the undersigned, L. B. FOSTER COMPANY (“Maker”), a Pennsylvania corporation having its principal office at 415 Holiday Drive, Pittsburgh, PA 15220, promises to pay to the order of INTERLOCKING DECK SYSTEMS INTERNATIONAL, LLC, a Pennsylvania limited liability company (“Payee”) having its principal office at 115 41st Street, Pittsburgh, PA 15201, or such other address as Payee designates in writing to Maker, in immediately available funds the principal sum of ONE MILLION NINE HUNDRED FIFTY THOUSAND DOLLARS ($1,950,000), in payments of One Million Dollars ($1,000,000) on the first anniversary date of this promissory note (this “Note”) and Nine Hundred Fifty Thousand Dollars ($950,000) on the second anniversary date of this Note.  No interest shall accrue or be payable on the principal balance due hereunder.  If any payment is due on a Saturday, Sunday or other day on which banks in Pittsburgh, Pennsylvania are closed for business, such payment will be due on the next business day.

This Note is being issued pursuant to the terms of an Asset Purchase Agreement of even date herewith between Maker and Payee (the “Purchase Agreement”).  Capitalized terms used but not otherwise defined in this Note shall have the meanings provided them in the Purchase Agreement.

Maker shall have a right of off-set against payments due hereunder for any obligations of Payee to Maker arising under the Purchase Agreement or the Transition Agreement, including but not limited to:  (i) the Purchase Price Adjustment, (ii) indemnification obligations of Payee, or (iii) or any damage or loss to the Equipment in connection with or in any manner relating to Payee’s use or possession thereof.

The occurrence of the following events will be deemed to be an “Event of Default” under this Note:  (i) failure to make any payment of principal within ten (10) days of the date when due, (ii) the filing by or against Maker of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against the Maker, such proceeding is not dismissed or stayed within ninety (90) days of the commencement thereof); (iii) the sale of all or substantially all of the assets of Maker; or (iv) any default or material breach of any agreement of Maker under the Purchase Agreement.

Upon the occurrence of an Event of Default specified above, interest shall accrue on the outstanding balance of this Note at the announced prime rate of the BNY Mellon and the outstanding principal balance hereunder shall be immediately due and payable without demand or notice of any kind.  Maker hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

This Note may not be waived, changed, modified or discharged orally or in any other manner except by an agreement in writing signed by the party against whom the enforcement of the waiver, change, modification or discharge is sought.

Maker waives demand, presentment for payment, notice of dishonor, protest and notice of protest and diligence in collection and bringing suit and the holder hereof may extend the time for payment or accept partial payment without discharging or releasing Maker.

This Note may be prepaid, in whole or in part, without penalty at any time.

This Note shall bind Maker and the successors and assigns of Maker, and the benefits hereof shall inure to the benefit of Payee and his heirs, personal representatives and assigns.  All references herein to “Maker” shall be deemed to apply to Maker and the successors and assigns of Maker, and all references herein to “Payee” shall be deemed to apply to Payee and his heirs, personal representatives and assigns.  Neither Maker nor Payee shall have the right to assign, sell or transfer this Note or his or its rights or obligations hereunder without the prior written consent of the other party.

This Note and the rights and obligations of the Maker and Payee shall for all purposes be governed by and construed and enforced in accordance with the substantive law of the Commonwealth of Pennsylvania without giving effect to the principles of conflict of laws.

If, following the occurrence of an Event of Default, Payee is required to pursue legal action to enforce the obligations of Maker under this Note, the prevailing party shall be entitled to reimbursement from the other party for the reasonable fees and expenses of counsel incurred in connection with such proceedings.

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Maker intending to be legally bound, has executed this Note on the day and year first written with the intention that this Note shall constitute a sealed instrument.

ATTEST:                                                                           L. B. FOSTER COMPANY

/s/ David L. Voltz______________                                                 By:          /s/ Donald L. Foster____________

Name:     Donald L. Foster______________

Title:	Senior Vice President-Construction Products

EXHIBIT B

FORM OF

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS THAT INTERLOCKING DECK SYSTEMS INTERNATIONAL, LLC, a Pennsylvania limited liability company (“Seller”), and L. B. FOSTER COMPANY, a Pennsylvania corporation (“Buyer”), have entered into that certain Asset Purchase Agreement, dated March 23, 2010, in conjunction herewith (the “Agreement”), which provides inter alia for the sale by Seller to Buyer of certain assets of Seller used or held for use in the Business, other than the Excluded Assets.  Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Agreement.

NOW, THEREFORE, Seller, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the terms and conditions of the Agreement, and intending to be legally bound, hereby sells, transfers, assigns, conveys, sets over and delivers to Buyer, free and clear of all Encumbrances, all right, title and interest of Seller in and to the Assets, to have and to hold the same, unto and for the use of Buyer, forever.

After delivery of this instrument, Seller hereby covenants and agrees to cooperate reasonably with Buyer and with its representatives, if any, in connection with any steps required to be taken as part of Seller’s obligations under this Bill of Sale, and shall (a) furnish upon request to Buyer such further information; (b) execute and deliver to Buyer such other documents; and (c) do such other acts and things, all as Buyer may reasonably request for the purpose of carrying out the transactions contemplated hereby.

The terms and conditions of this Bill of Sale shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto.

This Bill of Sale is made subject to and with the benefit of the respective representations and warranties, covenants, terms, conditions, and other provisions of the Agreement.  In the event of any conflict or other inconsistency between this Bill of Sale and the Agreement, the Agreement shall be the controlling document.

The terms and conditions of this Bill of Sale shall be governed by, and construed in accordance with, the law of the Commonwealth of Pennsylvania applicable to contracts to be carried out wholly within such Commonwealth, without regard to its provisions of conflicts of laws.

(Signature appears on the following page)

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed and delivered as of this 23rd day of March, 2010.

INTERLOCKING DECK SYSTEMS
INTERNATIONAL, LLC

By: /s/ Alexander J. Simakas_________________

Name:Alexander J. Simakas_________________

Title:Chief Executive Officer___________________

EXHIBIT C

FORM OF

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”), dated as of March 23, 2010, is entered into by and between Alexander J. Simakas, an individual having an address of ______________________________________ (the “Restricted Party”) and L. B. FOSTER COMPANY, a Pennsylvania corporation (“Buyer”).

W I T N E S S E T H:

WHEREAS, this Agreement is being executed and delivered in connection with that certain Asset Purchase Agreement, by and between Interlocking Deck Systems International, LLC, a Pennsylvania limited liability company (“Seller”), and Buyer, dated as of even date herewith (the “Purchase Agreement”).  Capitalized terms used but not otherwise defined in this Agreement shall have the meanings provided them in the Purchase Agreement;

WHEREAS, subject to the terms and conditions of  the Purchase Agreement, Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller certain of Seller’s inventory, equipment, machinery, proprietary information and intellectual property rights relating to the Operations;

WHEREAS, as an equity owner of Seller, the Restricted Party will receive Ten Thousand Dollars ($10,000) and other substantial direct and indirect benefits as a result of the transactions contemplated by the Purchase Agreement;

WHEREAS, the Restricted Party acknowledges that by reason of his involvement with Seller, he has had access to valuable knowledge and confidential information concerning the Operations; and

WHEREAS, Buyer would not enter into the Purchase Agreement without the Restricted Party entering into this Agreement and agreeing to the restrictive covenants contained herein.

NOW, THEREFORE, in consideration of the Purchase Price paid by Buyer pursuant to the Purchase Agreement, and the other consideration and mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Non-Compete Payment.  Ten Thousand Dollars ($10,000) shall be paid by Buyer to the Restricted Party in consideration for the execution and delivery of this Agreement in connection with the Closing of the transactions contemplated by the Asset Purchase Agreement.

2. Restrictions on Competition.

a. For a period of sixty (60) calendar months after the date hereof, as long as no default beyond any applicable cure period exists under Buyer’s obligations under the Promissory Note issued pursuant to the Purchase Agreement by Buyer in favor of Seller, the Restricted Party agrees not to, anywhere in Territory, unless acting for Buyer or any of Buyer’s affiliates or in accordance with Buyer’s prior written consent, directly or indirectly own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, principal, agent, representative, consultant, investor, owner, partner, manager, joint venture or otherwise with, or permit his or her name to be used by or in connection with, any business or enterprise engaged anywhere in the Territory that is involved in the Business.

b. Notwithstanding anything to the contrary in Section 1(a) above, nothing contained herein shall in any manner (i) prohibit the Restricted Party from working with Seller to complete the Backlog or fulfill Existing Bids; (ii) prohibit the ownership or acquisition by Restricted Party of ten percent (10%) or less of the outstanding voting securities of any publicly-held corporation or other business enterprise; and (iii) prohibit the Restricted Party from working with Seller to satisfy, directly or indirectly, any rework, warranty or similar obligations in connection with the Backlog, the Existing Bids or contracts completed prior to the Closing.

3. Acknowledgment of Materiality; Modification.

a. The Restricted Party acknowledges that (i) the provisions of Section 1 above are reasonable and necessary to protect the legitimate interests of Buyer, (ii) any violation of Section 1 above may result in irreparable injury to Buyer for which damages at law may not be reasonable or adequate compensation to Buyer, and (iii) Buyer and its  successors and assigns shall be entitled to have the provisions of this Agreement specifically enforced by injunctive relief without the necessity of posting bond or other security.

b. In the event that the provisions of this Agreement should ever be deemed to exceed the time, geographic, product or any other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum permitted by applicable law.

4. Confidentiality.

a. The Restricted Party hereby agrees that he shall not at any time, use, disclose or publish, or permit other persons to disclose or publish, any Confidential Information, excluding information to the extent relating to the Excluded Assets or the Excluded Liabilities, unless (i) such information is or becomes generally known to the public through no fault of the Restricted Party or Seller, (ii) the Restricted Party is advised in writing by counsel that disclosure is required by law or the order of a governmental entity of competent jurisdiction under applicable law, or (iii) the Restricted Party reasonably believes that such disclosure is required in connection with a subpoena served upon or in the defense of a lawsuit against the Restricted Party; provided that prior to disclosing any information pursuant to clauses (ii) and (iii) above, the Restricted Party shall give prior written notice thereof to Buyer and provide Buyer with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure.

b. For purposes of Section 4(a), “Confidential Information” shall mean all confidential and/or proprietary information of Seller relating to the Business, including without limitation data, documents, methodologies, materials, software, computer programs, trade secrets, manuals, analyses, forms, techniques, research, reports, modifications, improvements, procedures, inventions, personnel records, customer lists, project lists, sales data, formulas and processes and cost and pricing information.

5. Binding Effect; Assignment.  The rights, obligations and duties of the parties to this Agreement may not be assigned, transferred or delegated by either party in any manner whatsoever.  Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

6. Counterparts.  This Agreement may be executed and delivered in multiple counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  A facsimile signature shall be deemed an equivalent to an original for each and every counterpart.

7. Amendment.  This Agreement may be amended only by an instrument in writing and signed by the parties hereto.

8. Waiver.  The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

9. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the Commonwealth of Pennsylvania applicable to contracts to be carried out wholly within such Commonwealth, without regard to its provisions of conflict of laws.

(Signatures appear on the following page)

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first set forth above.

RESTRICTED PARTY:                                                      ALEXANDER J. SIMAKAS

By:/s/ Alexander J. Simakas_________________

Name:Alexander J. Simakas______________

BUYER:                                                                                 L. B. FOSTER COMPANY

By: /s/ Donald L. Foster           ________________

Name:Donald L. Foster_____________________

Title:Senior Vice President-Construction Products_

EXHIBIT C

FORM OF

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”), dated as of March 23, 2010, is entered into by and between William S. Teets, an individual having an address of ______________________________________ (the “Restricted Party”) and L. B. FOSTER COMPANY, a Pennsylvania corporation (“Buyer”).

W I T N E S S E T H:

WHEREAS, this Agreement is being executed and delivered in connection with that certain Asset Purchase Agreement, by and between Interlocking Deck Systems International, LLC, a Pennsylvania limited liability company (“Seller”), and Buyer, dated as of even date herewith (the “Purchase Agreement”).  Capitalized terms used but not otherwise defined in this Agreement shall have the meanings provided them in the Purchase Agreement;

WHEREAS, subject to the terms and conditions of  the Purchase Agreement, Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller certain of Seller’s inventory, equipment, machinery, proprietary information and intellectual property rights relating to the Operations;

WHEREAS, as an equity owner of Seller, the Restricted Party will receive Ten Thousand Dollars ($10,000) and other substantial direct and indirect benefits as a result of the transactions contemplated by the Purchase Agreement;

WHEREAS, the Restricted Party acknowledges that by reason of his involvement with Seller, he has had access to valuable knowledge and confidential information concerning the Operations; and

WHEREAS, Buyer would not enter into the Purchase Agreement without the Restricted Party entering into this Agreement and agreeing to the restrictive covenants contained herein.

NOW, THEREFORE, in consideration of the Purchase Price paid by Buyer pursuant to the Purchase Agreement, and the other consideration and mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Non-Compete Payment.  Ten Thousand Dollars ($10,000) shall be paid by Buyer to the Restricted Party in consideration for the execution and delivery of this Agreement in connection with the Closing of the transactions contemplated by the Asset Purchase Agreement.

2. Restrictions on Competition.

a. For a period of sixty (60) calendar months after the date hereof, as long as no default beyond any applicable cure period exists under Buyer’s obligations under the Promissory Note issued pursuant to the Purchase Agreement by Buyer in favor of Seller, the Restricted Party agrees not to, anywhere in Territory, unless acting for Buyer or any of Buyer’s affiliates or in accordance with Buyer’s prior written consent, directly or indirectly own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, principal, agent, representative, consultant, investor, owner, partner, manager, joint venture or otherwise with, or permit his or her name to be used by or in connection with, any business or enterprise engaged anywhere in the Territory that is involved in the Business.

b. Notwithstanding anything to the contrary in Section 1(a) above, nothing contained herein shall in any manner (i) prohibit the Restricted Party from working with Seller to complete the Backlog or fulfill Existing Bids; (ii) prohibit the ownership or acquisition by Restricted Party of ten percent (10%) or less of the outstanding voting securities of any publicly-held corporation or other business enterprise; and (iii) prohibit the Restricted Party from working with Seller to satisfy, directly or indirectly, any rework, warranty or similar obligations in connection with the Backlog, the Existing Bids or contracts completed prior to the Closing.

3. Acknowledgment of Materiality; Modification.

a. The Restricted Party acknowledges that (i) the provisions of Section 1 above are reasonable and necessary to protect the legitimate interests of Buyer, (ii) any violation of Section 1 above may result in irreparable injury to Buyer for which damages at law may not be reasonable or adequate compensation to Buyer, and (iii) Buyer and its  successors and assigns shall be entitled to have the provisions of this Agreement specifically enforced by injunctive relief without the necessity of posting bond or other security.

b. In the event that the provisions of this Agreement should ever be deemed to exceed the time, geographic, product or any other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum permitted by applicable law.

4. Confidentiality.

a. The Restricted Party hereby agrees that he shall not at any time, use, disclose or publish, or permit other persons to disclose or publish, any Confidential Information, excluding information to the extent relating to the Excluded Assets or the Excluded Liabilities, unless (i) such information is or becomes generally known to the public through no fault of the Restricted Party or Seller, (ii) the Restricted Party is advised in writing by counsel that disclosure is required by law or the order of a governmental entity of competent jurisdiction under applicable law, or (iii) the Restricted Party reasonably believes that such disclosure is required in connection with a subpoena served upon or in the defense of a lawsuit against the Restricted Party; provided that prior to disclosing any information pursuant to clauses (ii) and (iii) above, the Restricted Party shall give prior written notice thereof to Buyer and provide Buyer with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure.

b. For purposes of Section 4(a), “Confidential Information” shall mean all confidential and/or proprietary information of Seller relating to the Business, including without limitation data, documents, methodologies, materials, software, computer programs, trade secrets, manuals, analyses, forms, techniques, research, reports, modifications, improvements, procedures, inventions, personnel records, customer lists, project lists, sales data, formulas and processes and cost and pricing information.

5. Binding Effect; Assignment.  The rights, obligations and duties of the parties to this Agreement may not be assigned, transferred or delegated by either party in any manner whatsoever.  Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

6. Counterparts.  This Agreement may be executed and delivered in multiple counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  A facsimile signature shall be deemed an equivalent to an original for each and every counterpart.

7. Amendment.  This Agreement may be amended only by an instrument in writing and signed by the parties hereto.

8. Waiver.  The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

9. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the Commonwealth of Pennsylvania applicable to contracts to be carried out wholly within such Commonwealth, without regard to its provisions of conflict of laws.

(Signatures appear on the following page)

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first set forth above.

RESTRICTED PARTY:                                                      WILLIAM S. TEETS

By: /s/ William S. Teets_____________________

Name:William S. Teets_____________________

BUYER:                                                                                L. B. FOSTER COMPANY

By: /s/ Donald L. Foster_____________________

Name:Donald L. Foster_____________________

Title:Senior Vice President-Construction Products

EXHIBIT C

FORM OF

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”), dated as of March 23, 2010, is entered into by and between Edward D. Coholich, Jr., an individual having an address of ______________________________________ (the “Restricted Party”) and L. B. FOSTER COMPANY, a Pennsylvania corporation (“Buyer”).

W I T N E S S E T H:

WHEREAS, this Agreement is being executed and delivered in connection with that certain Asset Purchase Agreement, by and between Interlocking Deck Systems International, LLC, a Pennsylvania limited liability company (“Seller”), and Buyer, dated as of even date herewith (the “Purchase Agreement”).  Capitalized terms used but not otherwise defined in this Agreement shall have the meanings provided them in the Purchase Agreement;

WHEREAS, subject to the terms and conditions of  the Purchase Agreement, Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller certain of Seller’s inventory, equipment, machinery, proprietary information and intellectual property rights relating to the Operations;

WHEREAS, as an equity owner of Seller, the Restricted Party will receive Ten Thousand Dollars ($10,000) and other substantial direct and indirect benefits as a result of the transactions contemplated by the Purchase Agreement;

WHEREAS, the Restricted Party acknowledges that by reason of his involvement with Seller, he has had access to valuable knowledge and confidential information concerning the Operations; and

WHEREAS, Buyer would not enter into the Purchase Agreement without the Restricted Party entering into this Agreement and agreeing to the restrictive covenants contained herein.

NOW, THEREFORE, in consideration of the Purchase Price paid by Buyer pursuant to the Purchase Agreement, and the other consideration and mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Non-Compete Payment.  Ten Thousand Dollars ($10,000) shall be paid by Buyer to the Restricted Party in consideration for the execution and delivery of this Agreement in connection with the Closing of the transactions contemplated by the Asset Purchase Agreement.

2. Restrictions on Competition.

a. For a period of sixty (60) calendar months after the date hereof, as long as no default beyond any applicable cure period exists under Buyer’s obligations under the Promissory Note issued pursuant to the Purchase Agreement by Buyer in favor of Seller, the Restricted Party agrees not to, anywhere in Territory, unless acting for Buyer or any of Buyer’s affiliates or in accordance with Buyer’s prior written consent, directly or indirectly own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, principal, agent, representative, consultant, investor, owner, partner, manager, joint venture or otherwise with, or permit his or her name to be used by or in connection with, any business or enterprise engaged anywhere in the Territory that is involved in the Business.

b. Notwithstanding anything to the contrary in Section 1(a) above, nothing contained herein shall in any manner (i) prohibit the Restricted Party from working with Seller to complete the Backlog or fulfill Existing Bids; (ii) prohibit the ownership or acquisition by Restricted Party of ten percent (10%) or less of the outstanding voting securities of any publicly-held corporation or other business enterprise; and (iii) prohibit the Restricted Party from working with Seller to satisfy, directly or indirectly, any rework, warranty or similar obligations in connection with the Backlog, the Existing Bids or contracts completed prior to the Closing.

3. Acknowledgment of Materiality; Modification.

a. The Restricted Party acknowledges that (i) the provisions of Section 1 above are reasonable and necessary to protect the legitimate interests of Buyer, (ii) any violation of Section 1 above may result in irreparable injury to Buyer for which damages at law may not be reasonable or adequate compensation to Buyer, and (iii) Buyer and its  successors and assigns shall be entitled to have the provisions of this Agreement specifically enforced by injunctive relief without the necessity of posting bond or other security.

b. In the event that the provisions of this Agreement should ever be deemed to exceed the time, geographic, product or any other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum permitted by applicable law.

4. Confidentiality.

a. The Restricted Party hereby agrees that he shall not at any time, use, disclose or publish, or permit other persons to disclose or publish, any Confidential Information, excluding information to the extent relating to the Excluded Assets or the Excluded Liabilities, unless (i) such information is or becomes generally known to the public through no fault of the Restricted Party or Seller, (ii) the Restricted Party is advised in writing by counsel that disclosure is required by law or the order of a governmental entity of competent jurisdiction under applicable law, or (iii) the Restricted Party reasonably believes that such disclosure is required in connection with a subpoena served upon or in the defense of a lawsuit against the Restricted Party; provided that prior to disclosing any information pursuant to clauses (ii) and (iii) above, the Restricted Party shall give prior written notice thereof to Buyer and provide Buyer with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure.

b. For purposes of Section 4(a), “Confidential Information” shall mean all confidential and/or proprietary information of Seller relating to the Business, including without limitation data, documents, methodologies, materials, software, computer programs, trade secrets, manuals, analyses, forms, techniques, research, reports, modifications, improvements, procedures, inventions, personnel records, customer lists, project lists, sales data, formulas and processes and cost and pricing information.

5. Binding Effect; Assignment.  The rights, obligations and duties of the parties to this Agreement may not be assigned, transferred or delegated by either party in any manner whatsoever.  Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

6. Counterparts.  This Agreement may be executed and delivered in multiple counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  A facsimile signature shall be deemed an equivalent to an original for each and every counterpart.

7. Amendment.  This Agreement may be amended only by an instrument in writing and signed by the parties hereto.

8. Waiver.  The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

9. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the Commonwealth of Pennsylvania applicable to contracts to be carried out wholly within such Commonwealth, without regard to its provisions of conflict of laws.

(Signatures appear on the following page)

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first set forth above.

RESTRICTED PARTY:                                                      EDWARD D. COHOLICH, JR.

By: /s/ Edward D. Coholich, Jr.         ___________

Name:Edward D. Coholich, Jr.  _______________

BUYER:                                                                                L. B. FOSTER COMPANY

By: /s/ Donald L. Foster   ____________________

Name:Donald L. Foster _____________________

Title:Senior Vice President-Construction Products

EXHIBIT D

FORM OF

TRANSITION PERIOD AGREEMENT

This Transition Period Agreement (the “Agreement”) is dated as of March 23, 2010, by and between INTERLOCKING DECK SYSTEMS INTERNATIONAL, LLC, a Pennsylvania limited liability company (“Seller”), and L. B. FOSTER COMPANY, a Pennsylvania corporation (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer are parties to an Asset Purchase Agreement (the “Purchase Agreement”), dated of even date herewith, whereby Buyer and Seller agreed to enter into this Agreement at the Closing pursuant to which Seller, at Seller’s sole risk, may use the Equipment and use and/or consume a portion of the Inventory; and

WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

NOW, THEREFORE, subject to the terms, conditions, covenants and provisions of this Agreement, each of Seller and Buyer mutually covenants and agrees as follows:

ARTICLE I

TRANSITIONAL ARRANGEMENT

1.1 Transition Period.

(a) Upon the terms and subject to the conditions set forth in this Agreement, during the Transition Period, Buyer shall make available to Seller, at Seller’s Facility at and comprising 91 40th Street, Pittsburgh, PA  15201, the Equipment and, in Buyer's sole discretion, certain of the Inventory which were acquired by Buyer from Seller under the Purchase Agreement (hereinafter referred to individually as the “Transition Period” as defined in the Purchase Agreement).

(b) In no event shall the Seller use any Inventory without the prior written consent of Buyer pursuant to a bona fide purchase order from Seller accepted on behalf of Buyer by  Timothy J. Pace or his written designee to Seller.

(c) Seller agrees that Buyer is the sole owner of such Equipment and Inventory and agrees to execute and hereby authorizes Buyer to execute such financing statement(s) or other documents establishing Buyer’s title to such Equipment and Inventory.

(d) Buyer and Seller shall cooperate with each other in connection with the performance of any Transition Period and any required transition activities at the end of the Term.  Seller shall give Buyer reasonable access, during regular business hours and at such other times as are reasonably required, to the Facility to the extent necessary for the purposes of providing access to the Inventory and Equipment.

1.2 Transition Period.

(a) Seller shall affect the wind down of its Operations in a reasonable manner to ensure that the Equipment to be delivered to Buyer at the end of the Transition Period will be in the same condition as on the Closing Date, subject to ordinary wear and tear.

(b) Except with the prior written consent of the Buyer, Seller shall not during the Transition Period:

(i)	mortgage, pledge or subject to any lien, security interest or encumbrance, any of the Assets;

(ii)	sell, assign, transfer, lease or otherwise dispose of any of the Assets;

(iii)	grant any rights under any concessions, leases, licenses, or other rights relating to the Assets; or

(iv)	agree to commit to do any of the foregoing.

(c) Except as otherwise permitted by this Agreement, the Purchase Agreement or with the prior written consent of the Buyer, during the Transition Period, Seller shall:

(i)
maintain in force all existing casualty and liability insurance policies and fidelity bonds relating to the Assets or the Business, or policies or bonds providing substantially the same coverage with respect to the Equipment;

(ii)	advise Buyer in writing of any material adverse change in or to the Equipment;

(iii)	maintain the Equipment in its current condition, reasonable wear and tear excepted, consistent with reasonable commercial industry practices and standards for the care of such Equipment; and

(iv)	pay creditors in accordance with normal practices and in the ordinary course of business.

1.3 Contact Information.

(a) Buyer agrees that if, for the twelve (12) month period after the Closing Date, Buyer receives phone calls, emails, mail or any other correspondences that were to be received by Seller and do not pertain to the Business as conducted by Buyer, Buyer will promptly remit to Seller, and/or contact Seller regarding, such correspondence.

(b) As soon as reasonably practicable after the Closing Date, Seller and Buyer shall amend the website acquired by Buyer under the Purchase Agreement to redirect any person looking for information and/or contacts related to the other party to such website(s) designated by such other party for the twelve (12) month period following the Closing Date;

1.4 Sales Support.

(a) Seller shall, and shall cause its affiliates, subsidiaries, divisions and business units to provide to Buyer a list of detailed customer contact information, including without limitation, contact names, addresses and phone numbers as are necessary for Buyer to transition the Business into Buyer’s existing sales representation channels.

(b) Until the later to occur of either (i) the termination of the Transition Period or (ii) twelve (12) months after the Closing Date Seller shall forward any and all orders, potential orders or requests for quotes or information regarding the Business to Christopher Davis, Sales Manager, L. B. Foster Company, 1016 Greentree Road, Pittsburgh, PA  15220.

1.5 Personnel.

(a) Under any Transition Period, Buyer and/or Seller may, as they deem necessary or appropriate, (i) use their personnel or those of their affiliates, and (ii) employ the services of third-parties, in each case as they deem appropriate for the efficient performance of such Transition Period.

(b) Notwithstanding anything to the contrary contained herein, Buyer and Seller shall not be obligated to retain the services of any specific individual in connection with the performance of their obligations hereunder and neither party shall be required to increase staffing, acquire equipment or make any investments or capital expenditures to fulfill any Transition Period hereunder.

1.6 Level of Transition Period.  BUYER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THIS TRANSITION PERIOD, INCLUDING, BUT NOT LIMITED TO ANY EQUIPMENT AND/OR INVENTORY USED IN THE PROVISION OF ANY TRANSITION PERIOD AND EXCEPT AS EXPRESSLY PROVIDED HEREIN, BUYER DISCLAIMS ALL WARRANTIES, WITH RESPECT TO THE TRANSITION PERIOD, EQUIPMENT AND/OR INVENTORY.  THE INVENTORY AND THE EQUIPMENT MAY BE USED BY SELLER EXCLUSIVELY ON AN “AS IS” BASIS, WITH SELLER ASSUMING ALL RISK DESCRIBED HEREIN ASSOCIATED WITH SELLER’S USE THEREOF.

1.7 Limitation of Liability.  The parties acknowledge and agree that the Transition Period is being entered into by Buyer: (a) at the request of Seller in order to accommodate Seller following the Closing and (b) with the expectation that Buyer is not assuming any financial or operational risks in such Transition Period.  BUYER SHALL NOT BE LIABLE TO SELLER OR ANYONE ACTING THROUGH SELLER UNDER ANY LEGAL THEORY (INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, STRICT LIABILITY, NEGLIGENCE OR ANY OTHER LEGAL THEORY), FOR DIRECT, INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATING TO PERFORMANCE OR NONPERFORMANCE OF THE TRANSITION PERIOD ABSENT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  IN NO EVENT SHALL BUYER’S TOTAL DAMAGES FOR ANY REASON WHATSOEVER EXCEED FIFTY THOUSAND DOLLARS ($50,000).

1.8 Force Majeure.  Any failure or omission by a party in the performance of any obligation under this Agreement shall not be deemed a breach of this Agreement or create any liability, if the same arises from any cause or causes beyond the control of such party, including but not limited to, the following, which, for purposes of this Agreement shall be regarded as beyond the control of each of the parties:  acts of God, fire, storm, flood, earthquake, governmental regulation or direction, acts of the public enemy, war, rebellion, insurrection, riot, acts of terrorism, invasion, strike, lockout or shortage of labor; provided, however, that any party affected by any cause beyond its control shall promptly notify the other party in writing of the cause and shall resume performance whenever such cause is removed.

ARTICLE II

CONSIDERATION

2.1 Liability Fees for Transition Period.  Seller shall, and hereby does, assume all risk, including risk of loss, to the Equipment and/or Inventory used consumed and/or in Seller's possession, as the case may be, pursuant to this Agreement, and shall indemnify and hold harmless Buyer from any loss, damage, disappearance (whether attributable to theft, use, or unknown causes) of any such Equipment and/or Inventory, except in the case of Buyer’s gross negligence or willful misconduct.

2.2           Term; Early Termination.  This Agreement shall become effective on the Closing Date and shall remain in force until March 23, 2011 (the “Expiration Date” and the period through the Expiration Date, the “Term”), unless the Transition Period is earlier terminated by either Seller or Buyer prior to the Expiration Date.  Each party also shall have the right to terminate this Agreement immediately upon the occurrence of any one or more of the following events:  (i) failure of the other party to pay when due any amounts owed hereunder (except to the extent disputed in good faith) and such failure has not been cured within ten (10) days after written notice thereof by the non-breaching party, (ii) breach by the other party of any material term or provision of this Agreement, (iii) the declaration of insolvency or bankruptcy by the other party, (iv) the other party is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which, in the event of an involuntary proceeding, is not dismissed within sixty (60) calendar days or (v) makes an assignment for the benefit of creditors.

ARTICLE III

MISCELLANEOUS

3.1 Complete Agreement; Construction.  This Agreement and the Purchase Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all previous negotiations, commitments and writings with respect to such subject matter.

3.2 Notice.  All notices and other communications hereunder shall be in writing and served in the manner provided in the Purchase Agreement.

3.3 Amendments and Waivers.  This Agreement may be amended by Seller and Buyer by an instrument in writing signed on behalf of Seller and Buyer.  Any term or provision of this Agreement may be waived in writing at any time by the party that is entitled to the benefits thereof.  No waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound.  Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

3.4 Assignment.  This Agreement shall not be assignable, in whole or in part, directly or indirectly without the other party’s written consent.

3.5 Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles. The parties consent to the personal jurisdiction and venue of the appropriate court located in Pittsburgh, Pennsylvania and further consent that any process, notice of motion or other application to either such court or a judge thereof may be served by registered or certified mail or by personal service, provided that a reasonable time for appearance is allowed.

3.6 Relationship of Parties.  Nothing in this Agreement shall be deemed or construed by the parties or any third-party as creating a partnership or the relationship of principal and agent or joint venturer between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of buyer and seller of services nor be deemed to vest any rights, interests or claims in any third-parties.

3.7 No Third-Party Beneficiaries.  Except as may be provided with respect to an indemnity hereunder, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder, whether as third-party beneficiaries or otherwise.

3.8 Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the each party.

[signature page follows]

IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed by its duly authorized officer on its behalf as of the date first above written.

L. B. FOSTER COMPANY

By:	/s/ Donald L. Foster
Name: Donald L. Foster
Title: Senior Vice President-Construction Products

INTERLOCKING DECK SYSTEMS INTERNATIONAL, LLC

By:	/s/ Alexander J. Simakas
Name: Alexander J. Simakas
Title: Chief Executive Officer